Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Daniel J. Houston, Deanna D. Strable-Soethout and Christopher J. Littlefield, and each of them, with full power to act as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on such person’s behalf individually and in each capacity stated below a Registration Statement on Form S-8 for the registration of 5,000,000 shares of Principal Financial Group, Inc. common stock authorized for issuance under The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field, pursuant to the Securities Act of 1933, as amended, and any and all amendments and supplements to said Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person could do in person, hereby ratifying and confirming all that such attorneys-in-fact or agents may lawfully do or cause to be done by virtue hereof.

Dated: November 10, 2021

By	/s/ Daniel J. Houston	By	/s/ Roger C. Hochschild
	Daniel J. Houston		Roger C. Hochschild
	Chairman, President, Chief Executive Officer and Director		Director

By	/s/ Deanna D. Strabel-Soethout	By	/s/ Scott M. Mills
	Deanna D. Strabel-Soethout		Scott M. Mills
	Executive Vice President and Chief Financial Officer		Director

By	/s/ Jonathan S. Auerbach	By	/s/ Claudio N. Muruzabal
	Jonathan S. Auerbach		Claudio N. Muruzabal
	Director		Director

By	/s/ Mary E. Beams	By	/s/ Diane C. Nordin
	Mary E. Beams		Diane C. Nordin
	Director		Director

By	/s/ Jocelyn Carter-Miller	By	/s/ Blair C. Pickerell
	Jocelyn Carter-Miller		Blair C. Pickerell
	Director		Director

By	/s/ Michael T. Dan	By	/s/ Clare S. Richer
	Michael T. Dan		Clare S. Richer
	Director		Director

By	/s/ Sandra L. Helton	By	/s/ Alfredo Rivera
	Sandra L. Helton		Alfredo Rivera
	Director		Director